MediaOne Group, Inc.
Consolidated Domestic Cable Highlights-Pro Forma (1)
MediaOne
(UNAUDITED)
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

                           Three                          Six
                        Months Ended                  Months Ended
Dollars in                June 30,                      June 30,
millions
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

                        1999  1998    Percent          1999   1998    Percent
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Video Revenues
 Basic cable           $ 446 $ 420      6.2%          $ 885  $ 833       6.2%
 Premium                  82    80      2.5             164    159       3.1
 Pay-per-view             15    12     25.0              37     25      48.0
 Advertising              51    40     27.5              93     71      31.0
 Equip. & instal.         46    44      4.5              92     84       9.5
 Other                     1     -        -               2      1     100.0
                       ------------                   -------------
Total Video
 Revenues                641   596      7.6           1,273  1,173       8.5

 Telephone and
 High Speed Data          24     8    200.0              46     18     155.6
                       ------------                   -------------
Total Broadband
Revenue                $ 665 $ 604     10.1%         $1,319 $1,191      10.7%
                       ============                  ==============

Operating Cash Flow(2)
 Video
(excluding Y2K costs)  $ 264 $ 252      4.8%         $  531 $  502       5.8%
 Telephone and
 High Speed Data         (11)  (15)    26.7             (30)   (25)    (20.0)
 Year 2000 costs          (5)   (1)  (400.0)            (12)    (1) (1,100.0)
                       ------------                  --------------
Total Operating
 Cash Flow             $ 248 $ 236      5.1%         $  489 $  476       2.7%
                       ============                  ==============
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(1) Results reflect pro forma adjustments for acquisitions and dispositions.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.  Includes spending initiatives
    (e.g. systems improvements, call center consolidations, etc.)
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